                                                                       EXHIBIT 2

                                 Promissory Note

$15,000,000.00                                                  Atlanta, Georgia
                                                           December 18, 1998

        FOR VALUE RECEIVED, without grace, J. CHRISTOPHER FLOWERS, an individual resident of the State of New York (the "Borrower"), promises to pay to the order of THE ENSTAR GROUP, INC., a Georgia corporation (herein called the "Lender", and together with any subsequent holder of this Note, called the "Holder"), in the manner set forth below, the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) or, if less, the unpaid principal amount.

        This Promissory Note is repayable in full on December 18, 2000 (the "Maturity Date") when the entire principal balance of this Note, together with all accrued and unpaid interest, shall mature and be then due and payable, unless sooner accelerated in accordance with the terms hereof.

        In addition to principal, the Borrower agrees to pay interest, and this Note shall bear interest on the unpaid principal balance hereof, on an Actual/360 Day Basis, from the date hereof until payment in full at an annual fixed rate of interest equal to 4.06% (the "Note Rate").

        In addition to principal and interest, the Borrower also agrees to pay all costs of collection, including, without limitation, actual attorneys' fees and disbursements incurred if the indebtedness evidenced hereby is collected by or through an attorney-at-law.

        The Borrower further agrees with the Holder as follows:

        SECTION 1. Definitions.

        As used in this Note, the following capitalized terms are defined as follows:

        (a) "Actual/360 Day Basis" means a method of computing interest on the basis of an assumed year of 360 days for the actual number of days elapsed, meaning that the interest accrued for each day will be computed by multiplying the interest rate applicable on that day by the unpaid principal balance on that day and dividing the result by 360.

        (b) "Board of Directors" means the Board of Directors of Lender.

        (c) "Borrower" has the meaning set forth in the first paragraph of this Note.

        (d) "Business Day" means any day other than a Saturday, a Sunday or a day on which the Lender is closed for business.

        (e) "Continuing Directors" means T. Whit Armstrong, T. Wayne Davis, Nimrod T. Frazer and Jeffrey S. Halis and any new member hereinafter added to the Board of Directors by a majority of the Continuing Directors.

        (f) "Default Rate" means a rate of interest four percentage (4.00%) points per annum higher than the rate of interest otherwise in effect.

        (g) "Event of Default" is defined in Section 4. An Event of Default "exists" if an Event of Default has occurred, is continuing and has not been cured.

        (h) "Holder" has the meaning set forth in the first paragraph hereof.

        (i) "Lender" has the meaning set forth in the first paragraph hereof.

        (j) "Loan Documents" means this Promissory Note and all other documents executed in connection with this transaction, in each case as amended, modified or supplemented from time to time.

        (k) "Maturity Date" has the meaning set forth in the second paragraph hereof.

        (l) "Note" means this Promissory Note, either as originally executed or as the same may be amended, supplemented or otherwise modified from time to time.

        (m) "Note Rate" has the meaning set forth in the third paragraph hereof.

        (n) "Quarterly Interest Payment" has the meaning set forth in Section 2 of this Note.

        (o) "Quarterly Interest Payment Date" has the meaning set forth in
Section 2 of this Note.

        (p) "Rules of Arbitration" has the meaning set forth in Section 14 of this Note.

        SECTION 2. Place and Time of Payments.

        (a) Interest on the outstanding principal balance hereof shall be due and payable quarterly, in arrears (each such payment, a "Quarterly Interest Payment"), with the first installment being payable on the 18th day of March 1999, and subsequent installments being payable on the 18th day of each succeeding June, September, December and March thereafter (each such payment date, a "Quarterly Interest Payment Date") until the Maturity Date, at which time the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full.

        (b) The Borrower may at any time prepay all or any part of the outstanding principal indebtedness evidenced by this Note, without premium or penalty. Any prepayment shall be accompanied by the payment of accrued interest to the date of prepayment on the principal amount prepaid.

        (c) All payments by the Borrower to the Holder under this Note shall be made in lawful currency of the United States and in immediately available funds to the Lender at such address as shall be specified by the Holder by notice to the Borrower. Any payment received by the Holder after 2:00 p.m. (Atlanta, Georgia time) on a Business Day (or at any time on a day that is not a Business
Day) shall be deemed made by the Borrower and received by the Holder on the following Business Day.

        (d) All amounts payable by the Borrower to the Holder under this Note for which a payment date is expressly set forth herein or therein shall be payable on the specified due date without notice or demand by the Holder. All amounts payable by the Borrower to the Holder under this Note for which no payment date is expressly set forth herein or therein shall be payable ten (10) days after written demand by the Holder to the Borrower. The Holder may, at its option, send written notice or demand to the Borrower of amounts payable on a specified due date pursuant to this Note, but the failure to send such notice shall not affect or excuse the Borrower's obligation to make payment of the amounts due on the specified due date.

        (e) To the extent that a Quarterly Interest Payment Date falls on a day that is not a Business Day, the corresponding Quarterly Interest Payment shall be payable on the next succeeding Business Day, and no interest shall be payable thereon for the number of elapsed days from the date that such payment was due to the date that such payment was made on the next succeeding Business Day. Any other payments that are due on a day that is not a Business Day, including but not limited to payment of the entire principal balance outstanding on the

Maturity Date to the extent that the Maturity Date falls on a day that is not a Business Day, shall be payable on the next succeeding Business Day, and no interest shall be payable thereon for the number of elapsed days from the date that such payment was due to the date that such payment was made on the next succeeding Business Day.

        SECTION 3. Default Rate.

        If an Event of Default exists, this Note shall bear interest at the Default Rate, until the earlier of (a) such time as all amounts due hereunder are paid in full or (b) no such Event of Default exists.

        SECTION 4. Events of Default.

        The occurrence of any of the following events shall constitute an event of default (each an "Event of Default") under this Note (whatever the reason for such event and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, order, rule or regulation of any governmental authority): (a) any default shall be made in the payment when due of any of the obligations evidenced by this Note or any part thereof and such default shall continue unremedied for five (5) days; or (b) the filing of any petition or the commencement of any proceeding against the Borrower for relief under bankruptcy or insolvency laws, or any law relating to the relief of debtors, readjustment of indebtedness, debtor reorganization, or composition or extension of debt; or (c) the Borrower is no longer serving on the Board of Directors of the Lender as a result of the Borrower resigning from his directorship or being removed from his directorship by an affirmative vote of the shareholders of Lender for cause.

        SECTION 5. Remedies.

        (a) Upon the occurrence and during the continuation of an Event of Default (other than an Event of Default described in Section 4(b)), the Lender may, in its sole discretion, (i) terminate all obligations of the Lender to the Borrower, (ii) declare this Note, including, without limitation, principal, accrued interest and costs of collection (including, without limitation, actual attorneys' fees and disbursements if collected by or through an attorney at law or in bankruptcy, receivership or other judicial proceedings) immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived.

        (b) Upon the occurrence of an Event of Default under Section 4(b) all obligations of the Lender to the Borrower, shall (i) terminate automatically and
(ii) this Note, including, without limitation, principal, accrued interest and costs of collection (including, without limitation, reasonable attorneys' fees if collected by or through an attorney at law or in bankruptcy, receivership or other judicial proceedings) shall become immediately due and payable, without presentment, demand, protest, or any other notice of any kind, all of which are expressly waived.

        (c) Upon the occurrence of an Event of Default and acceleration of this Note as provided in (a) or (b) above, the Lender may pursue any remedy available under this Note or available at law or in equity, all of which shall be cumulative. The order and manner in which the rights and remedies of the Lender under the Note and otherwise may be exercised shall be determined by the Lender in its sole discretion.

        (d) All payments with respect to this Note received by the Lender after the occurrence of an Event of Default and acceleration of this Note (regardless of how the Lender may treat the payments for the purpose of its own accounting) shall be applied first, to the costs and expenses (including actual attorneys' fees and disbursements) incurred by the Lender as a result of the Event of Default, as set forth above, second, to the payment of accrued and unpaid fees of the Lender, if any, third, to the payment of accrued and unpaid interest on this Note, to and including the date of such application, fourth, to the payment of the unpaid principal of this Note, and fifth, to the payment of all other amounts then owing to the Lender under the Note. No application of the payments will cure any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Note or prevent the exercise, or continued exercise, of rights or remedies of the Lender hereunder or under applicable law.

        SECTION 6. Certain Waivers and Other Agreements by The Borrower.

        (a) AS TO THE OBLIGATIONS EVIDENCED BY THIS NOTE, THE BORROWER (i) WAIVES DEMAND, PRESENTMENT FOR PAYMENT, PROTEST, NOTICE OF PROTEST, SUIT AND ALL OTHER REQUIREMENTS NECESSARY TO HOLD THE BORROWER LIABLE; AND (ii) AGREES TO PAY ALL COSTS OF COLLECTION, INCLUDING REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS, IN THE EVENT DEFAULT SHOULD BE MADE IN THE PAYMENT OF ANY OF THE OBLIGATIONS EVIDENCED BY THIS NOTE.

        (b) The Borrower (i) agrees that any obligations of the Borrower may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, discharged or released by the Holder, and any collateral, lien, right of set-off or other security for the obligations evidenced by this Note or any other obligations of the Borrower to the Holder may, from time to time, in whole or in part, be exchanged, sold, released, satisfied, or terminated, all without notice to, or in any way affecting or releasing any of the obligations of the Borrower; and (ii) agrees that the Holder will not be required first to resort to any guaranty or any other security pledged or granted to the Holder, but upon a default under this Note, the Holder may forthwith look to the Borrower for payment hereunder or may look to and realize upon any other security held by the Holder, in any order the Holder chooses, until the entire debt evidenced by this
Note is paid.

        SECTION 7. Successors and Assigns.

        Whenever in this Note any party hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, including, without limitation, the estate of the Borrower, except that the Borrower may not assign or transfer its obligations under this Note without the prior written consent of the Holder; and all obligations of the Borrower under this Note shall bind the Borrower's successors and assigns and shall inure to the benefit of the successors and assigns of the Holder. For the avoidance of doubt, if the Lender transfers this Note, the Lender shall remain obligated to perform its covenants and agreements set forth in the Investment Agreement.

        SECTION 8. Governing Law.

        This Note shall be construed in accordance with and governed by the internal laws of the State of Georgia (without regard to conflict of law principles) except as otherwise required by mandatory provisions of law.

        SECTION 9. Separability Clause.

        If any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 10. No Oral Agreements and Section Headings.

        This Note is the final expression of the agreement between the parties hereto, and this Note may not be contradicted by evidence of any prior oral agreement between such parties. All previous oral agreements between the parties hereto have been incorporated into this Note and there is no unwritten oral agreement between the parties hereto in existence. The section headings of this Note are inserted for convenience only and do not constitute a part of this Note.

        SECTION 11. Waiver and Election.

        The exercise by the Holder of any option given under this Note shall not constitute a waiver of the right to exercise any other option. No failure or delay on the part of the Holder in exercising any right, power or remedy under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. No modification, termination or waiver of any provisions of this Note, nor consent to any departure by the Borrower therefrom, shall be effective unless in writing and signed by an authorized officer of the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

        SECTION 12. Usury Laws.

        If any of the provisions of this Note are susceptible of being construed as binding or obligating the Borrower, under any circumstances or contingencies whatsoever, to pay interest in excess of that authorized by law, it is agreed that such provisions are a mistake in calculation or wording, and notwithstanding the same it is expressly agreed that the Borrower shall not ever be required or obligated under the terms hereof to pay interest in excess of that authorized by law. It is the intention of the parties hereto to conform strictly to the existing usury laws of the United States and of the State of Georgia, or of any state which applies its own usury laws to the exclusion of such usury laws; and any of the aforesaid contracts for interest shall be held to be subject to reduction to the amount allowed under said usury laws. If any excess of interest over the maximum lawful rate is contracted for or charged or collected the excess shall be applied to the outstanding principal due hereunder.

        SECTION 13. Time of Essence.

        Time is of the essence of this Note.

        SECTION 14. Arbitration.

        Each of Lender and Borrower agrees as follows:

        (a) Lender and Borrower shall attempt in good faith to resolve promptly any dispute, controversy or claim under or in connection with this Note by negotiations. If any such dispute, controversy or claim should arise, the parties or representatives of each such party shall meet at least once to attempt to resolve the matter. Any such representative may request the other representatives to meet within 14 days after delivery of written notice to the others of any such dispute, controversy, or claim, at a mutually agreed time and place.

        (b) If the matter has not been resolved pursuant to negotiations within 60 days after the first meeting of the representatives (which period may be extended by mutual agreement), the matter shall be settled exclusively by arbitration (except as provided in Section 14(f) conducted by three arbitrators in accordance with the provisions of the Federal Arbitration Act (9 U.S.C. Sections 1-16), and in accordance with the Center for Public Resources, Inc.'s Rules

(the "Rules for Arbitration") for Non-Administered Arbitration of Business Disputes. The three arbitrators shall be selected as follows: one arbitrator shall be selected by Lender, one arbitrator shall be selected by Borrower and one arbitrator shall be selected by the other two arbitrators. All arbitrators shall be individuals: (i) who meet the qualifications set forth in Rule 7 of the Rules of Arbitration, (ii) who are attorneys or retired judges and (iii) who have past experience in settling complex litigation involving claims relating to securities and mergers and acquisitions. The arbitration of such matters in controversy, including the determination of any amount of damages, shall be final and binding upon Lender and Borrower to the maximum extent permitted by law. No such Person shall seek, and no arbitrator shall be authorized to award, any punitive damages relating to any matter arbitrated. This agreement to arbitrate is irrevocable.

        (c) Any arbitration proceedings shall be conducted in Atlanta, Georgia or at such other location as Lender and Borrower may agree.

        (d) Any arbitration award under this Section 14 shall be final and binding, and judgment may be entered on such award by any court having jurisdictions upon application of Lender or Borrower.

        (e) Any party to an arbitration proceeding under this Section 14 shall be entitled to be reimbursed by the other parties for its costs and expenses incurred in connection with the arbitration proceeding, including reasonable attorneys' fees, to the extent determined by the arbitrators. The arbitrators shall assess the costs of the arbitration proceeding, including their fees, to the parties to the proceeding in such proportions as the arbitrators consider reasonable under the circumstances.

        (f) Notwithstanding anything else in this Section 14 to the contrary, Lender and Borrower shall be entitled to seek any equitable remedies available under the governing law from any court of competent jurisdiction, and the order or judgment of any such court shall be binding in any arbitration proceeding pursuant to this Section 14.

                                       BORROWER:

                                       By:/s/ J. Christopher Flowers
                                          --------------------------
                                              J. Christopher Flowers

Address of Borrower:

One Rockefeller Plaza
32nd Floor
New York, New York 10020